Exhibit 4.65

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of 26 October 2016 (as amended, modified or supplemented from time to time, this “Agreement”), is entered into by and between AMYRIS, INC., a Delaware corporation, whose principal place of business is 5885 Hollis Street, Ste. 100, Emeryville, California 94608 (the “Company”), and GUANFU HOLDING CO., LTD., a company duly established and validly existing under the laws of the People’s Republic of China, whose registered address is Tuban Village, Xunzhong Town, Dehua, Quanzhou City, Fujian Province (the “Lender”). In order to fulfill this Credit Agreement, Lender is about to make its subsidiary be the entity to accomplish the obligations and as the Lender, so “Lender” hereinafter refers to “Guanfu or its subsidiary”.

RECITALS

    A.  In connection with the business cooperation between the Company and the Lender, the Lender has agreed to purchase from the Company, and the Company has agreed to sell to the Lender, one or more unsecured notes having an aggregate principal amount of not greater than $25,000,000 (each, a “Note”, and collectively, the “Notes”).

B.  Capitalized terms not defined in Section 7 hereof or otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

C. The Company agrees to grant the Lender’s subsidiary, Nenter & Co., Inc. (“Nenter”) the global exclusive purchase right with regard to the Farnesene solely to produce vitamin E upon the Effective Date (defined below), and such global exclusive purchase right is permanent and remains effective after the expiration of this Agreement. The Company will not, directly or indirectly, sell Farnesene for the purposed manufacture of Vitamin E to any other vitamin E or vitamin E ingredients manufacturers other than Nenter, and will satisfy Nenter’s purchase quantities.

AGREEMENT

    NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  Purchase and Sale of The Notes.

(a)	The sale and purchase of each of the Notes shall take place at one or more but no more than three closings (each, a “Closing”), each to be held at such place and time as the Company and the Lender may determine in accordance with Section 1(b) (each, a “Closing Date”). At each Closing, the Company will deliver to the Lender the Notes to be purchased by the Lender at such Closing, against receipt by the Company of the principal amount of the Notes to be sold by the Company at such Closing. The Notes shall, in the aggregate, sum up to no more than $25,000,000. Each of the Notes will be registered in the Lender’s name in the Company’s records.

(b)	The initial Closing shall be held on December 1, 2016, unless the Lender shall notify the Company in writing by not later than November 22, 2016 that the initial Closing shall be held on a later date, which date shall be no later than December 31, 2016. The Company shall notify the Lender of the principal amount of the Note to be purchased and sold at the initial Closing in writing by no later than five days before the initial Closing. In the event the principal amount of the Note purchased and sold at the initial Closing shall be less than $25,000,000, each subsequent Closing shall be held on not less than sixty (60) days prior written notice by the Company to the Lender, which notice shall specify the date of such subsequent Closing and the principal amount of the Note to be purchased and sold at such subsequent Closing.

    2.  Representations and Warranties of the Company.  The Company represents and warrants to the Lender as of the date hereof and as of the date of each Closing that:

(a)	Due Incorporation, Qualification, etc. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)	Authority. Upon the Company’s Board approval, the execution, delivery and performance by the Company of this Agreement and each Note executed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary corporate actions on the part of the Company.

(c)	Enforceability. This Agreement and each Note executed by the Company has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except in each case as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Non-Contravention. The execution and delivery by the Company of this Agreement and each Note executed by the Company and the performance and consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound except to the extent such violation, breach or acceleration could not reasonably be expected to result in a Material Adverse Effect; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties except to the extent such suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(e)	Approvals. Except for approval of this Agreement from the Company’s Board and the transactions contemplated thereby, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Company of this Agreement and each Note executed by the Company and the performance and consummation by the Company of the transactions contemplated hereby and thereby, except for those already obtained or those that will be obtained prior to the Effective Date or the execution of such Note, as applicable.

(f)	No Violation or Default. None of the Company or any of its Subsidiaries is in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

(g)	Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the actual knowledge of the Company, threatened against the Company or any of its Subsidiaries at law or in equity in any court or before any other governmental

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authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of this Agreement and each Note or the transactions contemplated hereby and thereby.

(h)	Properties. Each of the Company and its Subsidiaries owns or leases all such properties, including lands, buildings, machinery and production equipment, as are necessary to the conduct of its operations as presently conducted, and such properties are free of any Liens other than as disclosed in the Company’s public filings. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to its properties which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(i)	Labor. No labor problem or dispute with the employees, including management, of the Company or any of its Subsidiaries exists or is threatened or imminent, except as would not have a Material Adverse Effect.

(j)	Commission Filings. The Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed with the Commission prior to the date hereof and all financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, as of each Closing, the SEC Documents, together with any additional documents filed with the Commission after the date hereof and through the date of such Closing, when taken in their entirety, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the date upon which they were made and the circumstances under which they were made, not misleading.

(k)	Intellectual Property.

(i)	All domestic and foreign patents, patent applications, copyrighted works, copyright applications, and registrations, trade names, trademarks and service marks, registered trademarks, and trademark applications, registered service marks and service mark applications which are or may be used by and owned or co-owned by the Company in connection with farnesene manufacturing (collectively, the “Intellectual Property”) are listed in Schedule I, which Schedule indicates, with respect to each, the nature of the Company’s interest therein.

(ii)	The Intellectual Property owned exclusively by the Company is free and clear of any Liens that would prohibit the Company from granting the license for the Intellectual Property described in this Agreement.

(iii)	Except for the pending opposition proceedings concerning the Company’s European patent no. EP2021486 (AM-700 EP) and European patent no. EP2217711 (AM-1400 EP) further described in the Cooperation Agreement, to the actual knowledge of the Company, none of the Intellectual Property is the subject of any lawsuit or arbitration proceeding. The Company has no actual knowledge of any infringement by the Company of valid third party patent or other intellectual property relating to the production of farnesene for the manufacture of Vitamin E.

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(l)	Other Regulations. None of the Company or its Subsidiaries is subject to regulation under the U.S. Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness.

(m)	GMO-free verification. The Company will apply for a GMO-free verification regarding its farnesene for vitamin E.

(n)	No Note registration. The Company is under no obligation to effect any registration of the Notes under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to the Notes or to file for or comply with any exemption from registration.

    3.  Representations and Warranties of the Lender.  The Lender represents and warrants to the Company as of the date hereof and as of the date of each Closing that:

(a)	Binding Obligation. Except for that the approval from the shareholder’s meeting and governmental authority to be obtained by the Lender, the Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and each Note issued to the Lender is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)	Securities Law Compliance. The Lender is purchasing the Notes to be acquired by the Lender hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has received or has had full access to all of the information necessary and appropriate to make an informed investment decision. The Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Lender acknowledges that it can bear the economic risk of the investment the Notes.

(c)	Approvals. Except for that the approval from the shareholder’s meeting and governmental authority to be obtained by Lender, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Lender of this Agreement and the performance and consummation by the Lender of the transactions contemplated hereby and thereby, except for those already obtained.

(d)	Source of Funds. The funds provided by the Lender to the Company in connection with this Agreement and the Notes are in full compliance with the money laundering statutes of all jurisdictions to which the Lender is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Lender.

(e)	No Note registration. The Lender is under no obligation to effect any registration of the Notes under the Securities Act, or any state securities laws with respect to the Notes or to file for or comply with any exemption from registration.

    4.  Conditions to Obligations of the Lender.  The Lender’s obligations at each Closing are subject to the fulfillment, on or prior to each Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

(a)	Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on such Closing Date.

(b)	Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note being purchased and sold at such Closing.

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(c)	Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Lender, of the applicable Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

(d)	Transaction Documents. The Company shall have duly executed and delivered to the Lender this Agreement and the Note being purchased and sold at such Closing.

    5.  Conditions to Obligations of the Company.  The Company’s obligations at each Closing are subject to the fulfillment, on or prior to each Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)	Representations and Warranties. The representations and warranties made by the Lender in Section 3 hereof shall be true and correct when made, and shall be true and correct on such Closing Date.

(b)	Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state securities commissions, the Lender shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note being purchased and sold at such Closing.

(c)	Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Lender, of the applicable Note shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

(d)	Purchase Price. The Lender shall have delivered to the Company the principal amount of the Note being purchased by the Lender at such Closing.

(e)	The Company shall have obtained all approvals required in connection with this this Agreement and the transaction contemplated hereby

    6.  Covenant of the Lender.  So long as the Lender holds any Note, the Lender agrees that it will not engage in any short selling of the Company’s Common Stock. Nothing in this Section 6 will restrict the ability of the Lender to sell or purchase shares of the Company’s Common Stock in open market transactions.

    7.  Definitions.  As used in this Agreement, the following capitalized terms have the following meanings:

“Effective Date” means the latter of (i) the date of the shareholders’ meeting whereby Guanfu Holding Co., Ltd., the sole shareholder of Nenter, approves this Agreement; (ii) the date on which government approval is obtained by Guanfu; or (iii) the date of approval of this Agreement from the Company’s Board.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Material Adverse Effect” means a material adverse effect on the ability of the Company to pay or perform the Obligations in accordance with the terms of the Notes and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Lender under the Notes of every kind and description (whether or not

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evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, including all principal, interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

    8.  Miscellaneous.

(a)	Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Lender.

(b)	Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other jurisdiction.

(c)	Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Notes or the subject matter hereof or thereof, including, but not limited to, any contractual, pre-contractual or non-contractual rights, obligations or liabilities and any question or dispute regarding the existence, validity, formation, effect, interpretation, performance, breach, termination or invalidity hereof or thereof (a “Dispute”), shall be finally settled by arbitration. The place of arbitration shall be the Hong Kong International Arbitration Centre (“HKIAC”), and the arbitration shall be conducted and administered in accordance with the arbitration rules of HKIAC in effect at the time of applying for arbitration (“HKIAC Arbitration Rules”), which HKIAC Rules are deemed to be incorporated by reference in this Section 8(c). The arbitration tribunal shall consist of three (3) arbitrators, one (1) to be appointed by the claimant, one (1) to be appointed by the respondent and the two (2) arbitrators so appointed shall jointly appoint the third arbitrator. The language for the arbitration (including but not limited to the arbitral proceedings, all submissions and written evidence, and any arbitral award rendered) shall be English and the place for arbitration shall be Hong Kong. The tribunal shall decide any dispute submitted by the parties strictly in accordance with the substantive law of the State of Delaware and shall not apply any other substantive law. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The arbitration award shall be final, conclusive and binding on each party as from the date rendered. Judgment upon any arbitration award may be entered and enforced in any court having jurisdiction over a party or any of its assets.

(d)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e)	Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(f) and 8(g) below, the rights and obligations of the Company and the Lender hereunder and under the Notes shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

(f)	Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be issued in registered form. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one

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or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(g)	Assignment by the Company; Assignment by the Lender. Neither this Agreement nor the Notes nor any of the rights, interests or obligations hereunder or thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender. The Lender will not assign, by operation of law or otherwise, this Agreement or the Notes or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the Company, except to its Subsidiaries.

(h)	Entire Agreement. This Agreement, Schedule I hereto, together with the Notes constitute the full and entire understanding and agreement and supersedes any previous written or verbal agreements between the parties with regard to the subject matter hereof and thereof.

(i)	Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to the Company, to:

Amyris, Inc.
5885 Hollis St., Ste. 100
Emeryville, CA 94608
Attention: General Counsel
Telecopy No.:

with a copy to:

Shearman & Sterling LLP
535 Mission St., 25th Floor
San Francisco, CA 94105
Attention:
Telecopy No.:

If to the Lender, to:

Guanfu Holding Co., Ltd.
Tuban Village, Xunzhong Town,
Dehua, Quanzhou City, Fujian Province
Attention: Secretary of the Board of Directors
Telecopy No.:

with a copy to:

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Nenter & Co., Inc
197 Oriental Road, High Tech Development Zone

Jingzhou, Hubei Province, 434000
Attention:General Manager
Telecopy No.:

(j)	Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

AMYRIS, INC.

By:	/s/ Raffi Asadorian
Name:	Raffi Asadorian
Title:	Chief Financial Officer

LENDER:

GUANFU HOLDING CO., LTD.

By:	/s/ Lin Wen Zhi
Name:	Lin Wen Zhi
Title:	GENERAL MANAGER

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EXHIBIT A

FORM OF NOTE

SCHEDULE I

[List of Intellectual Property]

Intellectual Property Portfolio

as of: September 29, 2016

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]	[*]			[*]	[*]
[*]	[*]	[*]		[*]	[*]		[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]		[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION	1

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]		[*]	[*]		[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]		[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION	2

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION	3

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]		[*]	[*]
[*]	[*]	[*]				[*]	[*]
[*]	[*]	[*]					[*]
[*]	[*]	[*]	[*]			[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION	4

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]			[*]	[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]			[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]			[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]

-----------------------

[1] [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION	5

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]

-----------------------

[2] [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION	6

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]				[*]

-----------------------

3 [*]

4 [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMYRIS CONFIDENTIAL INFORMATION`	7